Exhibit 32

In connection with the Annual Report of Safe Technologies International, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Michael Posner, President of the Company, and Barbara L. Tolley, acting principal financial officer, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Michael Posner
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Michael Posner, President
March 30, 2004


/s/ Barbara L. Tolley
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Barbara L. Tolley, acting principal financial officer
March 30, 2004